Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We consent to the incorporation by reference in Registration Statement No. 333-133591, No. 333-86986, No. 333-51187 and No. 333-53001 on Form S-8 of
Peapack-Gladstone Financial Corporation of our reports dated February 29, 2008 with respect to the consolidated financial statements of Peapack-Gladstone Financial Corporation and the effectiveness of internal control over financial reporting, which reports appear in this Annual Report on Form 10-K of Peapack-Gladstone Financial Corporation for the year ended December 31, 2007.

                                        /s/ Crowe Chizek and Company LLC
                                        --------------------------------
                                        Crowe Chizek and Company LLC

Livingston, New Jersey
March 10, 2008

                                       18